UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-124594	13-3419202
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1800 Century Park East, Ste. 200, Los Angeles, CA 90067
(Address of principal executive offices) (zip code)

(310) 895-7750
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

          On November 21, 2006, Patient Safety Technologies, Inc. (the “Company”) received notice from the staff of the American Stock Exchange (“Amex”), indicating that it intends to proceed with delisting procedures due to the Company not being in compliance with certain sections of the Amex Company Guide. As of the date of receipt of the notice from Amex, the Company had not yet filed its Form 10-Q for the period ended September 30, 2006. The timely filing of such reports is a condition for the Company’s continued listing on the Amex, and receipt of the notice from Amex constitutes notice of a failure to satisfy a continued listing standard.

          The Company previously received a notice from Amex regarding delisting of its stock and currently has a hearing date with Amex set for December 6, 2006 to formally present its appeal. The Company intends to file its 10-Q within one to two weeks and will present to Amex the reasons for its delay at the December 6, 2006 appeal hearing.

     A copy of the press release announcing receipt of the AMEX notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Press Release issued by Patient Safety Technologies, Inc. on November 28, 2006 (filed herewith)

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: November 28, 2006	By: /s/ Lynne Silverstein
	Name:	Lynne Silverstein
	Title:	President